UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

ENERGY & TECHNOLOGY, CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware		26-0198662
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

Petroleum Towers, Suite 530, P.O. Box 52523 Lafayette, LA	70505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 984-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 4, 2009, Technical Industries, Inc. (Technical Industries), a wholly owned subsidiary of Energy & Technology, Corp. (the “Company”) entered into an Agreement for The Mutual Exchange of Confidential Information (the “Agreement”) with Baker Hughes Oilfield Operations, Inc., a California corporation (“Baker”).

Technical Industries and Baker have agreed to disclose certain confidential proprietary information related to each party’s business, to review and evaluate the entering into a business arrangement involving the inspecting of certain downhole equipment including Expandable Liners.  The disclosure and review of confidential information shall be completed within six (6) months of the Agreement unless an extension is agreed upon by Baker and Technical Industries.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements

None.

(b)	Pro Forma Financial Statements

None.

(c)	Exhibits

10.1 Agreement For The Mutual Exchange Of Confidential Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY & TECHNOLOGY, CORP.

Date: March 4, 2009	By:	/s/ George Sfeir
George Sfeir
Chief Executive Officer